Exhibit 99.1

767 Fifth Avenue New York, NY 10153	News Contact: Investor Relations: Rainey Mancini rmancini@estee.com Media Relations: Brendan Riley briley@estee.com

The Estée Lauder Companies & Puig End Discussions Regarding a Potential Business Combination

The Estée Lauder Companies Reiterates Confidence in Its Beauty Reimagined Strategic Vision

NEW YORK – MAY 21, 2026 – (BUSINESS WIRE) – On March 23, 2026, The Estée Lauder Companies Inc. (NYSE: EL) and Puig confirmed they were in discussions regarding a potential business combination, but unless and until an agreement was signed between the companies, there could be no assurances regarding the deal or its terms.

The Estée Lauder Companies and Puig today announced that the parties have terminated discussions regarding a potential business combination. The Estée Lauder Companies remains fully focused on continuing to execute its Beauty Reimagined strategy, which is well underway and delivering positive results.

“We are grateful for the conversations we have had with Puig,” said Stéphane de La Faverie, President and Chief Executive Officer of The Estée Lauder Companies. “Today, we are reiterating our confidence in the power of our incredible brands, our talented teams, and our strength as a standalone company. We are more optimistic than ever about our ability to unlock significant long-term value through Beauty Reimagined, and we remain focused on accelerating that progress.

We have one of the most powerful portfolios of prestige beauty brands in the world, supported by exceptional equity across categories, geographies, and consumer segments, and we believe we are uniquely positioned to drive sustainable long-term growth globally.

The momentum we are seeing across our business reinforces the strength of the path ahead. Through Beauty Reimagined and the implementation of our ‘One ELC’ operating model, we are building a faster, more agile, consumer-focused organization — one that is accelerating innovation, strengthening execution, scaling winning ideas globally, and investing behind the highest-growth opportunities across our portfolio.

At the same time, we will continue to evaluate and evolve our portfolio to ensure we have the right assets to drive the most compelling growth opportunities, including both potential acquisitions and divestitures.

We remain relentlessly focused on driving sustainable sales growth, expanding profitability, and delivering a solid double-digit adjusted operating margin over time, all while creating long-term value for stockholders.”

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Forward-Looking Statements

The forward-looking statements in this press release, including those in the quoted remarks and those relating to the benefits and other expectations, involve risks and uncertainties. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ from those forward-looking statements include current economic and other conditions, including volatility, in the global marketplace, actions by retailers, suppliers and consumers, competition, and those risk factors described in The Estée Lauder Companies’ annual report on Form 10-K for the year ended June 30, 2025. The Estée Lauder Companies undertakes no obligation to update any forward-looking statements, except as required by law.

About The Estée Lauder Companies Inc.

The Estée Lauder Companies Inc. is one of the world’s leading manufacturers, marketers, and sellers of quality skin care, makeup, fragrance, and hair care products, and is a steward of luxury and prestige brands globally. The company’s products are sold in approximately 150 countries and territories under brand names including: Estée Lauder, Aramis, Clinique, Lab Series, Origins, M·A·C, La Mer, Bobbi Brown Cosmetics, Aveda, Jo Malone London, Bumble and bumble, Darphin Paris, TOM FORD, Smashbox, AERIN Beauty, Le Labo, Editions de Parfums Frédéric Malle, GLAMGLOW, KILIAN PARIS, Too Faced, Dr.Jart+, the DECIEM family of brands, including The Ordinary and NIOD, and BALMAIN Beauty.

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